MORTGAGE

                         THIS IS A FUTURE ADVANCE MORTGAGE


THIS MORTGAGE is made on February 19, 1997, between Interface Systems, Inc., a Delaware Corporation, whose address is 5855 Interface Dr., Ann Arbor, MI 48103, the "Mortgagor"), and NBD Bank, whose address is 611 Woodward Avenue, Detroit, Michigan 48226-3947 (the "Mortgagee").

The Mortgagor MORTGAGES AND WARRANTS to the Mortgagee real property and all the buildings, structures and improvements on it described as:

Land located in the Township of Scio, County of Washtenaw, State of
Michigan:


    Lots 18 and 19, Jackson Road Commercial-Industrial Subdivision, Township of Scio, Washtenaw County, Michigan, according to the plat thereof as recorded in Liber 16 of plats on page 37 and 38, Washtenaw County Records.


(the "Premises")

Commonly known as:  7232 Jackson Road, Ann Arbor, MI

Tax Parcel Identification No. 81-08-20-215-009 and 81-08-20-215-010

The Premises shall also include all of the Mortgagor's right, title and interest in and to the following:

(1)  All easements, rights-of-way, licenses, privileges and hereditaments.

(2) Land lying in the bed of any road, or the like, opened, proposed or vacated, or any strip or gore, adjoining the Premises.

(3) All machinery, apparatus, equipment, fittings, fixtures, and articles of personal property of every kind and nature whatsoever located now or in the future in or upon the Premises and used or useable in connection with any present or future operation of the Premises (all of which is called "Equipment"). It is agreed that all Equipment is part of the Premises and appropriated to the use of the real estate and, whether affixed or annexed or not, shall for the purposes of this Mortgage unless the Mortgagee shall otherwise elect, be deemed conclusively to be real estate and mortgaged and warranted to the Mortgagee.

(4) All mineral, oil, gas and water rights, royalties, water and water stock, if any.

(5) All awards or payments including interest made as a result of: the exercise of the right of eminent domain, the alteration of the grade of any street, any loss of or damage to any building or other improvement on the Premises, any other injury to or decrease in the value of the Premises, any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Premises, and the reasonable attorney fees, costs and disbursements incurred by the Mortgagee in connection with the collection of any such award or payment.

(6) All of the rents, issues, income and profits of the Premises under present or future leases, or otherwise, including but not limited to all rights conferred by Act No. 210 of Michigan Public Acts of 1953, as amended. (MCL 554.231 et seq.)

The Premises are unencumbered except as follows: None.

("Permitted Encumbrances"). If the Premises are encumbered by Permitted Encumbrances, the Mortgagor shall perform all obligations and make all payments as required by the Permitted Encumbrances. The Mortgagor shall provide copies of all writings pertaining to Permitted Encumbrances, and the Mortgagee is authorized to request and receive that information from any other person without the consent or knowledge of the Mortgagor.

THE DEBT.  This Mortgage secures the following (the "Debt"):

(i) The note(s) dated February 19, 1997 n the principal amount(s) of $3,500,000 and $250,000, maturing on August 31, 1997 and February 28, 2002 respectively executed and delivered by Mortgagor to the Mortgagee, together with all extensions, renewals, modifications, and replacements; and

(ii) the guaranty of the debt of I.G.K. Industries, Inc. and Interface Systems, International, Ltd. dated February 19, 1997 executed and delivered by Mortgagor to the Mortgagee, together with all amendments and replacements; and

(iii) ------------------------------------------------------ together with all extensions, renewals, modifications and replacements; and

(iv) Future Advances and Cross-Lien: All other present and future, direct and indirect obligations and liabilities of the Mortgagor, or any one or more of them, with or without others, however evidenced, to the Mortgagee, and all future advances, whether obligatory or optional, from the Mortgagee to the Mortgagor, or any one or more of them, with or without others. (This shall not apply to any obligation or debt incurred for personal, family or household purposes unless the note or guaranty expressly states that it is secured by this Mortgage.) Notwithstanding the foregoing, if this Mortgage is a residential future advance mortgage, as defined in MCL 565.901, the maximum principal amount secured by this Mortgage is $----------, excluding protective advances as defined in MCL 565.901.

This Mortgage shall also secure the performance of the promises and agreements contained in this Mortgage.

The Mortgagor promises and agrees as follows:

    1. PAYMENT OF DEBT; PERFORMANCE OF OBLIGATIONS. The Mortgagor shall promptly pay when due, whether by acceleration or otherwise, the Debt for which the Mortgagor is liable, and shall promptly perform all obligations to which the Mortgagor has agreed under the terms of this Mortgage and any loan documents evidencing the Debt.

    2. TAXES. The Mortgagor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions, and other charges which may become a lien prior to this Mortgage. Should the Mortgagor fail to make such payments, the Mortgagee may, at its option and at the expense of the Mortgagor, pay the amounts due for the account of the Mortgagor. Upon the request of the Mortgagee, the Mortgagor shall immediately furnish to the Mortgagee all notices of amounts due and receipts evidencing payment. The Mortgagor shall promptly notify the Mortgagee of any lien on all or any part of the Premises and shall promptly discharge any unpermitted lien or encumbrance.

    3. CHANGE IN TAXES. In the event of the passage of any law or regulation, state, federal or municipal, subsequent to the date of this Mortgage in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting such taxes, the Debt shall become due and payable immediately at the option of the Mortgagee.

    4. INSURANCE. Until the debt is fully paid the Mortgagor shall keep the Premises and the present and future buildings and other improvements on the Premises, constantly insured for the benefit of the Mortgagee, without any reduction in coverage based on the Mortgagor's acts, against fire and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the State of Michigan, including risks of vandalism and malicious mischief, and shall further provide flood insurance if the Premises are situated in an area designated as a flood risk area by the Director of the Federal Emergency Management Agency or as otherwise required by the Flood Disaster Protection Act of 1973 and regulations issued under it), and such other appropriate insurance as the Mortgagee may require from time to time. All insurance policies and renewals must be acceptable to Mortgagee, must provide for payment to the Mortgagee in the event of loss, must require thirty (30) days notice to the Mortgagee in the event of nonrenewal or cancellation, and must be delivered to the Mortgagee. Should the Mortgagor fail to insure or fail to pay the premiums on any insurance or fail to deliver the policies or certificates or renewals to the Mortgagee then the Mortgagee at its option may have the insurance written or renewed and pay the premiums for the account of the Mortgagor. In the event of loss or damage, the proceeds of the insurance shall be paid to the Mortgagee alone. No loss or damage shall itself reduce the Debt. The Mortgagee is authorized to adjust and compromise a loss without the consent of the Mortgagor, to collect, receive and receipt for any proceeds in the name of the Mortgagee and the Mortgagor and to endorse the Mortgagor's name upon any check in payment of proceeds. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting the proceeds and then toward payment of the Debt or any portion of it, whether or not then due or payable, or the Mortgagee at its option may apply the proceeds, or any part to the repair or rebuilding of the Premises provided that Mortgagor is not then or at any time during the course of restoration of the Premises in default under this Mortgage and has complied with all requirements for application of the proceeds to restoration of the Premises as Mortgagee, in its sole discretion may establish.

    5. RESERVES FOR TAXES AND INSURANCE. The Mortgagor shall, if requested by the Mortgagee, pay to the Mortgagee, at the time of and in addition to the scheduled installments of principal or interest due under the Debt, a sum equal to (a) the amount estimated by the Mortgagee to be sufficient to enable it to pay, at least thirty (30) days before they become due and payable, all taxes, assessments and other similar charges levied against the Premises, plus (b) the amount of the annual premiums on any policies of insurance required to be carried by the Mortgagor divided by (c) the number of installments due each year. These sums may be commingled with the general funds of the Mortgagee, and no interest shall be payable on them nor shall these sums be deemed to be held in trust for the benefit of the Mortgagor. Upon notice at any time, the Mortgagor will, within ten (10) days, deposit such additional sum as may be required for the payment of increased taxes, assessments, charges or premiums.

    Notwithstanding payment of any sums by the Mortgagor to the Mortgagee under the terms of this paragraph, the Mortgagee shall have no obligation to pay any taxes, assessments, premiums, or other similar charges relating to or levied against the Premises. The obligation of the Mortgagor to pay taxes, assessments, charges, and insurance premiums is not affected or modified by the arrangements set out in this paragraph. Payment by the Mortgagee on any one or more occasions of all or any portion of the taxes, assessments, premiums, or other similar charges relating to or levied against the Premises shall not be construed as obligating the Mortgagee to pay any taxes, assessments, premiums, or other similar charges on any other occasion. If the Mortgagee elects to pay any taxes, assessments, or other similar charges, it shall not be required to do so at any time prior to the date on which penalties, interest, and/or collection fees begin to accrue. If the Mortgagee elects to pay any premium on any policy of insurance required to be carried by the Mortgagor, it may do so at any time prior to cancellation of the policy.

    In the event of foreclosure of this Mortgage, any of the moneys then remaining on deposit with the Mortgagee or its agent shall be applied
against the Debt prior to the commencement of foreclosure proceedings.   The
obligation of the Mortgagor to pay taxes, assessments, charges or insurance premiums is not affected or modified by the arrangements set out in this section. Any default by the Mortgagor in the performance of the provisions of this section shall constitute a default under this Mortgage. The Mortgagee shall not request the reserves provided for in this section as long as there is no default by the Mortgagor under this Mortgage and the Mortgagor retains title to the Premises.

    6. WASTE. The Mortgagor shall keep the Premises in good repair, shall not commit or permit waste on the Premises nor do any other act causing the Premises to become less valuable. Non-payment of taxes and cancellation of insurance shall each constitute waste as provided by MCL
600.2927. The Mortgagor consents to the appointment of a receiver under this statute should the Mortgagee elect to seek such relief. Should the Mortgagor fail to effect any necessary repairs, the Mortgagee may at its option and at the expense of the Mortgagor make the repairs for the account of the Mortgagor. The Mortgagor shall use and maintain the Premises in conformance with all applicable laws, ordinances and regulations. The Mortgagee or its authorized agent shall have the right to enter upon and inspect the Premises at all reasonable times.

    7. ALTERATIONS, REMOVAL. No building, structure, improvement, fixture or personal property constituting any part of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee.

    8. PAYMENT OF OTHER OBLIGATIONS. The Mortgagor shall also pay all other obligations which may become liens or charges against the Premises for any present or future repairs or improvements made on the Premises, or for any other goods, services, or utilities furnished to the Premises and shall not permit any lien or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Premises.

    9. ASSIGNMENT OF LEASES AND RENTS. As additional security for the Debt, the Mortgagor assigns to the Mortgagee all oral or written leases, and the rents, issues, income and profits under all leases or licenses of the Premises, present and future, including all rights conferred by MCL 554.231 et seq. and MCL 554.211 et seq. This assignment shall be operative in the event of default and during any foreclosure or other proceeding taken to enforce this Mortgage, and during any redemption period. The Mortgagor will comply with all terms of all leases.

    10. ASSIGNMENT OF INTEREST AS TENANT OR PURCHASER. If the Mortgagor's interest in the Premises is that of a tenant or a purchaser, the Mortgagor also assigns, mortgages and warrants to the Mortgagee, as additional security for the Debt, all of the Mortgagor's right, title and interest in and to any leases, land contracts or other agreements by which the Mortgagor is leasing or purchasing any part or all of the Premises, including all modifications, renewals and extensions and all of the Mortgagor's right, title or interest in any purchase options contained in any lease or other agreement. The Mortgagor agrees to pay each installment of rent, principal and interest required to be paid by it under the lease, land contract or other agreement when each installment becomes due and payable whether by acceleration or otherwise. The Mortgagor further agrees to pay and perform all of its other obligations under the lease, land contract or other agreement.

    If the Mortgagor defaults in the payment of any installment of rent, principal, interest or in the payment or performance of any other obligation under the lease, land contract or other agreement, the Mortgagee shall have the right, but not the obligation, to pay the installment or installments and to pay or perform the other obligations on behalf of and at the expense of the Mortgagor. On receipt by the Mortgagee from the landlord or seller under the lease, land contract or other agreement of any written notice of default by the Mortgagor, the Mortgagee may rely on the notice as cause to take any action it deems necessary or reasonable to cure a default even if the Mortgagor questions or denies the existence or nature of the default.

    11. SECURITY AGREEMENT. This Mortgage also constitutes a security agreement within the meaning of the Michigan Uniform Commercial Code ("UCC") and the Mortgagor grants to the Mortgagee a security interest in any Equipment and other personal property included within the definition of Premises. Accordingly, the Mortgagee shall have all of the rights and remedies available to a secured party under the UCC. Upon the occurrence of an event of default under this Mortgage, the Mortgagee shall have, in addition to the remedies provided by this Mortgage, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Premises subject to the UCC.

    12. REIMBURSEMENT OF ADVANCES. If the Mortgagor fails to perform any of its obligations under this Mortgage, or if any action or proceeding is commenced which materially affects Mortgagee's interest in the Premises (including but not limited to a lien priority dispute, eminent domain, code enforcement, insolvency, bankruptcy or probate proceedings), then the Mortgagee at its sole option may make appearances, disburse sums and take any action it deems necessary to protect its interest (including but not limited to disbursement of reasonable attorney's fees and entry upon the Premises to make repairs). Any amounts disbursed shall become additional Debt, shall be immediately due and payable upon notice from the Mortgagee to the Mortgagor, and shall bear interest at the highest rate permitted under any instrument evidencing any of the Debt.

    13. DUE ON TRANSFER. If all or any part of the Premises or any interest in the Premises is transferred without the Mortgagee's prior written consent, it may, at its sole option, declare the Debt to be immediately due and payable.

    14. NO ADDITIONAL LIEN. The Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of the Mortgagor in the Premises, without the prior written consent of the Mortgagee, and then only when the document granting that lien expressly provides that it shall be subject to the lien of this Mortgage for the full amount secured by this Mortgage, and shall also be subject and subordinate to any then existing or future leases affecting the Premises.

    15. EMINENT DOMAIN. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any road, alley, or the like, or other injury or damage to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay the Debt in accordance with the terms of the underlying loan documents until any award or payment shall have been actually received by the Mortgagee. By executing this Mortgage, the Mortgagor assigns the entire proceeds of any award or payment and any interest to the Mortgagee. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee, including reasonable attorney fees of the Mortgagee in collecting the proceeds and then toward payment of the Debt whether or not then due or payable, or the Mortgagee at its option may apply all or any part of the proceeds to the alteration, restoration or rebuilding of the Premises.

    16. ENVIRONMENTAL PROVISIONS. From time to time the Mortgagor or Borrower has executed and delivered, and may in the future execute and deliver, Environmental Certificates to the Mortgagee, which include representations, warranties, covenants, an indemnification, and right of entry. The most recent Environmental Certificate shall supersede all prior Environmental Certificates that have been executed, and its provisions shall be deemed incorporated into this Mortgage.

    17. EVENTS OF DEFAULT/ACCELERATION. Upon the occurrence of any of the following, the Mortgagee shall be entitled to exercise its remedies under this Mortgage or as otherwise provided by law: (1) The Mortgagor or, if other than the Mortgagor or all of the undersigned, any principal obligor of the Debt (collectively, the "Borrower") fails to pay when due any amount payable under the note(s), the guaranty, or any other agreement evidencing the Debt; (2) the Mortgagor or Borrower (a) fails to observe or perform any other term of the note(s), the guaranty, or any other agreement evidencing the Debt, or (b) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Mortgagee;
(3) there is a default under the terms of this Mortgage, any loan agreement, mortgage, security agreement, or other document executed as part of the Debt transaction, or any guaranty of the Debt becomes unenforceable in whole or in part, or any guarantor fails to promptly perform under its guaranty; (4) the Mortgagor or Borrower fails to pay when due any amount payable under any note or agreement evidencing debt to the Mortgagee, or defaults under the terms of any agreement or instrument relating to or securing any debt for borrowed money owing to the Mortgagee; (5) a "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Mortgagor or Borrower or any affiliate of the Mortgagor or Borrower; (6) the Mortgagor or Borrower becomes insolvent or unable to pay its debts as they become due; (7) the Mortgagor or Borrower
(a) makes an assignment for the benefit of Creditors, (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets, or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction; (8) a custodian, receiver, or trustee is appointed for the Mortgagor or Borrower or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment; (9) proceedings are commenced against the Mortgagor or Borrower under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and those proceedings remain undismissed for 60 days after commencement; or the Mortgagor or Borrower consents to the commencement of those proceedings; (10) any judgment is entered against the Mortgagor or Borrower, or any attachment, levy, or garnishment is issued against any property of the Mortgagor or Borrower; (11) any proceedings are instituted for the foreclosure or collection of any mortgage, judgment or lien affecting the Premises; (12) the Mortgagor sells, transfers or hypothecates any part of the Premises except as provided in this Mortgage without the prior written consent of the Mortgagee; (13) the Mortgagor or Borrower dies;
(14) the Mortgagor or Borrower, without the Mortgagee's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity outside the ordinary course of its business, or (e) agrees to do any of the foregoing; or (15) there is a substantial change in the existing or prospective financial condition of the Mortgagor or Borrower which the Mortgagee in good faith determines to be materially adverse.

    18. REMEDIES UPON DEFAULT. Upon the occurrence of any of the events of default set forth in this Mortgage, the Mortgagee is authorized to commence foreclosure proceedings against the Premises through judicial proceedings or by advertisement, at the option of the Mortgagee, and to sell the Premises at public auction pursuant to law, and out of the proceeds to retain all sums due the Mortgagee, including the costs of the sale and reasonable attorney's fees, rendering any surplus to the Mortgagor. The Premises may be sold in one parcel as an entirety or in such parcels, manner and order as Mortgagee may elect. By executing this Mortgage, the Mortgagor waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies in this Mortgage, any right otherwise available in respect to marshalling of assets which secure the Debt or to require the Mortgagee to pursue its remedies against any other such assets. The Mortgagor waives all rights to a hearing prior to sale in connection with any foreclosure of this Mortgage by advertisement and all notice requirements except as set forth in any applicable state statute providing for foreclosure by advertisement.

    19. PLEDGE. If the Mortgagor is not liable for all or any part of the Borrower's obligations to the Bank, then it agrees that:

     (a) If any monies become available to the Bank from the Borrower that it can apply to any debt, the Bank may apply them to debt not secured by this Mortgage.

     (b) Without notice to or the consent of the Mortgagor, the Bank may (i) take any action it chooses against any Borrower, against any collateral for the Debt, or against any other person liable for the Debt; (ii) release any Borrower or any other person liable for the Debt, release any collateral for the Debt, and neglect to perfect any interest in any such collateral; (iii) forbear or agree to forbear from exercising any rights or remedies, including any right to setoff, that it has against the Borrower, any other person liable for the Debt, or any other collateral for the Debt; (iv) extend to any Borrower additional Debt to be secured by this Mortgage; or
(v) renew, extend, modify or amend any Debt, and deal with the Borrower or any other person liable for the Debt as it chooses.

     (c) None of the Mortgagor's obligations under this Mortgage shall be affected by (i) any act or omission of the Bank; (ii) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower; (iii) any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting any Borrower or any of its assets; or (iv) any change in the composition or structure of any Borrower or any Mortgagor, including a merger or consolidation with any other entity.


     (d) The Bank's rights under this section and this Mortgage are unconditional and absolute, regardless of the unenforceability of any provision of any agreement between any Borrower and the Bank, or the existence of any defense, setoff or counterclaim that a Borrower may be able to assert against the Bank.

     (e) It waives all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security, and any other claim (as that term is defined in the federal Bankruptcy Code, as amended from time to time) that it may have or acquire in the future against any Borrower, any other person liable for the Debt, or any collateral for the Debt, because of the existence of this Mortgage, the Borrower's performance under this Mortgage or the Debt, or the Bank's availing itself of any rights or remedies under this Mortgage.

     (f) If any payment to the Bank, on any of the Debt is wholly or partially invalidated, set aside, declared fraudulent or required to be repaid to the Borrower or anyone representing the Borrower or the Borrower's creditors under any bankruptcy or insolvency act or code, under any state or federal law, or under common law or equitable principles, then this Mortgage shall remain in full force and effect or be reinstated, as the case may be, until payment in full to the Bank of the repaid amounts, and of the Debt.
If this Mortgage must be reinstated, the Mortgagor agrees to execute and deliver to the Bank new mortgages, if necessary, in form and substance acceptable to the Bank, covering the Premises.

    20. REPRESENTATIONS BY MORTGAGOR. Each Mortgagor represents: (a) that the execution and delivery of this Mortgage and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, and do not require the consent or approval of any governmental authority or any third party; (b) that this Mortgage is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Mortgagor, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this Mortgage and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreements governing its affairs.

    21. NOTICES. Notice from one party to another relating to this Mortgage shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth above by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service, or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this paragraph shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. This notice provision shall be inapplicable to any judicial or non-judicial proceeding where Michigan law governs the manner and timing of notices in foreclosure or receivership proceedings.

    22. MISCELLANEOUS. If any provision of this Mortgage is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then the provision shall be deemed null and void to the extent of such conflict or unenforceability and shall be deemed severable from but shall not invalidate any other provisions of this Mortgage. No waiver by the Mortgagee of any right or remedy granted or failure to insist on strict performance by the Mortgagor shall affect or act as a waiver of any right or remedy of the Mortgagee, nor affect the subsequent exercise of the same right or remedy by the Mortgagee for any subsequent default by the Mortgagor, and all rights and remedies of the Mortgagee are cumulative.

    These promises and agreements shall bind and these rights shall be to the benefit of the parties and their respective heirs, successors and assigns.
If there is more than one Mortgagor or Borrower, their obligations under this Mortgage shall be joint and several.

    This Mortgage shall be governed by Michigan law except to the extent it is preempted by federal law or regulation.

    23. WAIVER OF JURY TRIAL. The Mortgagee and the Mortgagor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Mortgage or any related instrument or agreement, or any of the transactions contemplated by this Mortgage, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Mortgagee nor the Mortgagor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Mortgagee or the Mortgagor except by a written instrument executed by both of them.

WITNESS:                                      MORTGAGOR:

------------------------                     Interface Systems, Inc.
Lori Morrison

------------------------                  By: --------------------------
Jan Miles                                     David O. Schupp

                                          Its:Treasurer



                                  ACKNOWLEDGMENT

State of Michigan

County of Washtenaw

    The foregoing instrument was acknowledged before me on February 10, 1997 by David O. Schupp, Treasurer of Interface Systems, Inc., a Delaware Corporation on behalf of the corporation.


                                       Janice Miles
                                       Notary Public, Wayne County, MI

                                       My Commission Expires: 09-18-98



WHEN RECORDED RETURN TO:               DRAFTED BY:

NBD Bank                               Joan M. Tisdale (P27728)
Collateral Department                  NBD Bank
611 Woodward Avenue                    611 Woodward Avenue
Detroit, MI  48226                     Detroit, Michigan  48226

Blank lines completed by:

Micheal K. Kelly